UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2025

Commission File Number 000-56640

TRANS AMERICAN AQUACULTURE, INC.

(Exact name of small business issuer as specified in its charter)

Colorado	02-0685828
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1022 Shadyside Lane

Dallas, TX 75223

(Address of principal executive offices)

(972) 358-6037

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2025, Trans American Aquaculture, Inc., a Colorado corporation (the “Company”), entered into an Equity Financing Agreement (“the EFA”) and Registration Rights Agreement (the “Registration Rights Agreement”) with GHS Investments, LLC (“GHS”), pursuant to which GHS agreed to purchase up to $10,000,000 in shares of the Company common stock, from time to time over the course of 36 months after effectiveness of a registration statement on Form S-1 of the underlying shares of the Company’s common stock.

The EFA grants the Company the right, to direct GHS to purchase shares of the Company’s common stock on any business day (a “Put”), provided that at least ten Trading Days (as defined in the EFA) have passed since the closing of the most recent Put. The purchase price of the shares of common stock contained in a Put shall be 80% of the lowest traded price of the Company common stock during the ten consecutive Trading Days preceding the date of the Put notice (the “Pricing Period”). In the event The Company up lists to Nasdaq or an equivalent national exchange, the purchase price will be 90% of the lowest volume-weighted average price over the Pricing Period subject to a floor of $0.0001. No Put will be made in an amount less than $5,000 or greater than $500,000 and any single drawdown may not exceed 200% of the average daily trading dollar volume of the Company’s common stock during the ten trading days preceding the Put. In no event is the Company entitled to make a Put or is GHS entitled to purchase and own cumulative shares greater than 4.99% of the Company’s shares of common stock outstanding on such date.

The EFA will terminate upon any of the following events: when GHS has purchased an aggregate of $10,000,000 in the common stock of the Company pursuant to the EFA; or on the date that is 36 months from date of the EFA.

Actual sales of shares of common stock to GHS under the EFA will depend on a variety of factors, including, the number of public shares the Company has available for trading on the open market (excluding closely held and restricted stock), market conditions, the trading price of the common stock, the number of shares outstanding, and the Company’s determinations as to the appropriate sources of funding for the Company and its operations. The net proceeds under the EFA to the Company will depend on the frequency and prices at which the Company sells shares of stock to GHS.

The Registration Rights Agreement provides that the Company shall (i) use its best efforts to file with the SEC the Registration Statement within 30 calendar days of the date of the Registration Rights Agreement; and (ii) have the Registration Statement declared effective by the SEC within 30 calendar days after the date the Registration Statement is filed with the SEC, but in no event more than calendar 90 days after the Registration Statement is filed.

The Company will use the proceeds from the Puts for general corporate and working capital purposes and acquisitions or assets, businesses, or operations or for purposes the Board of Directors deems to be in the best interests of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Trans American Aquaculture, Inc.

Date: August 5, 2025	By:	/s/ Adam Thomas
Adam Thomas, Chief Executive Officer

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